STIFEL FINANCIAL CORP.
Form 8-K Dated May 12, 2003
Exhibit 99.1: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

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One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact: James M. Zemlyak Chief Financial Officer (314) 342-2228

For Immediate Release

Stifel Financial Corp.
Reports Unaudited First Quarter Results

St. Louis, Missouri, May 12, 2003 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $722,000, or $0.09 per diluted share on net revenues of $42.7 million for the quarter ended March 31, 2003, compared to net income of $1.7 million, or $0.21 per diluted share, on net revenues of $47.8 million for the comparable quarter of 2002. At March 31, 2002, the Company's equity was $83.1 million, resulting in book value per share of $11.99. Book value per share assuming conversion of all outstanding stock units is $10.70.

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "Our quarter reflected the difficult market environment, especially with respect to equity-based business in both our Private Client and Equity Capital Market segments. While we remain cautious about the short-term outlook, we continue to pursue our growth strategy and believe we are well-positioned as a Company when the market environment improves."

Net revenues for the quarter decreased to $42.7 million from $47.8 million in the prior year first quarter as primarily all revenue line items were negatively impacted by poor market conditions. Commission and principal transaction revenues declined to $26.1 million from $28.0 million in the same period last year. Investment banking revenues decreased to $8.6 million in the first quarter of 2003 from $10.8 million in the prior year first quarter. Other income of $6.3 million decreased from the first quarter of 2002 of $6.6 million. Net interest declined to $1.8 million from $2.4 million in the prior year first quarter.

Total non-interest expenses in the 2003 first quarter were $41.6 million, down from $45.0 million in the same period of 2002. Employee compensation and benefits decreased to $29.7 million from $33.1 million in the prior year first quarter. As a percentage of net revenues, compensation totaled 69.3% in the first quarter of 2003, unchanged from the 2002 comparable quarter. Excluding compensation and benefits, the remaining non-interest expenses remained unchanged from the prior year first quarter.

Business Segment Results for the Quarter Ended March 31, 2003:

    Private Client Group recorded net revenues of $32.5 million and operating contribution of $3.7 million in the first quarter of 2003, compared to prior year first quarter net revenues of $35.0 million and operating contribution of $5.1 million.

    Equity Capital Markets recorded net revenues of $5.6 million, compared to $8.9 million in the first quarter of 2002 and operating contribution of $483,000 compared to $2.6 million in the prior year. The Company led or co-managed 5 equity or trust preferred offerings during the first quarter 2003, compared to 10 in the same period one year earlier.

    Fixed Income Capital Markets posted net revenues of $3.8 million, compared to $2.4 million in the prior year first quarter and recorded an operating contribution of $946,000, compared to a $196,000 operating loss in the prior year first quarter. The FICM senior or co-managed 38 offerings during the first quarter 2003, compared to 21 offerings in the same period one year earlier.

Stifel Financial Corp. is a financial services holding company whose subsidiaries are engaged in general securities brokerage, investment banking, and money management with 82 locations in 15 states, primarily in the Midwest. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Statements in this news release contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to the Company and those specific to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, actions of competitors, regulatory actions, changes in legislation, and technology changes. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this news release. The Company does not undertake any obligation to publicly update any forward-looking statements.

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(table attached)

Stifel Financial Corp., Consolidated
Summary Of Results Of Operations (Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Amount Change From		Percent Change From
	3/31/2003	12/31/2002	3/31/2002	12/31/2002	3/31/2002	12/31/2002	3/31/2002
Revenues
Commissions	$ 16,235	$ 17,241	$ 19,033	$ (1,006)	$ (2,798)	-6%	-15%
Principal transactions	9,816	10,512	8,927	(696)	889	-7%	10%
Investment banking	8,587	9,498	10,841	(911)	(2,254)	-10%	-21%
Other	6,293	6,281	6,602	12	(309)	0%	-5%
Total operating revenues	40,931	43,532	45,403	(2,601)	(4,472)	-6%	-10%
Interest revenue	3,165	3,342	3,684	(177)	(519)	-5%	-14%
Total revenues	44,096	46,874	49,087	(2,778)	(4,991)	-6%	-10%
Less: Interest expense	1,363	1,430	1,284	(67)	79	-5%	6%
Net revenues	42,733	45,444	47,803	(2,711)	(5,070)	-6%	-11%
Non-Interest Expenses
Employee compensation and benefits	29,689	29,913	33,109	(224)	(3,420)	-1%	-10%
Occupancy and equipment rental	4,767	4,805	4,515	(38)	252	-1%	6%
Communication and office supplies	2,757	2,726	2,571	31	186	1%	7%
Commissions and floor brokerage	689	823	871	(134)	(182)	-16%	-21%
Other operating expenses	3,626	4,351	3,890	(725)	(264)	-17%	-7%
Total non-interest expenses	41,528	42,618	44,956	(1,090)	(3,428)	-3%	-8%
Income before income taxes	1,205	2,826	2,847	(1,621)	(1,642)	-57%	-58%
Provision for income taxes	483	1,168	1,146	(685)	(663)	-59%	-58%
Net income	$ 722	$ 1,658	$ 1,701	$ (936)	$ (979)	-56%	-58%

Per Share Information

	Three Months Ended			Amount Change From		Percent Change From
	3/31/2003	12/31/2002	3/31/2002	12/31/02	03/31/02	12/31/2002	3/31/2002
Net Earnings Per Share:
Basic	$ 0.10	$ 0.24	$ 0.24	$ (0.14)	$ (0.14)	-58%	-58%
Diluted	$ 0.09	$ 0.21	$ 0.21	$ (0.12)	$ (0.12)	-57%	-57%

Number of Shares for Earnings Per Share Computations:
Basic shares	6,904	6,825	7,229	79	(325)	1%	-4%
Diluted shares	7,953	7,979	8,104	(26)	(151)	0%	-2%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Stifel Financial Corp., Consolidated
Summary Of Segment Data & Statistical Information (Unaudited)
($ In Thousands, Except Per Share Amounts)

Segment Data

	Three Months Ended			Amount Change From		Percent Change From
Net Revenues	3/31/2003	12/31/2002	3/31/2002	12/31/2002	3/31/2002	12/31/2002	3/31/2002
Private client	$ 32,462	$ 33,048	$ 34,972	$ (586)	$ (2,510)	-2%	-7%
Equity capital markets	5,613	6,865	8,895	(1,252)	(3,282)	-18%	-37%
Fixed income capital markets	3,844	4,324	2,402	(480)	1,442	-11%	60%
Other	814	1,207	1,534	(393)	(720)	-33%	-47%
Total net revenues	$ 42,733	$ 45,444	$ 47,803	$ (2,711)	$ (5,070)	-6%	-11%

Operating Contribution
Private client	$ 3,660	$ 4,781	$ 5,095	$ (1,121)	$ (1,435)	-23%	-28%
Equity capital markets	483	1,453	2,598	(970)	(2,115)	-67%	-81%
Fixed income capital markets	946	729	(196)	217	1,142	30%	n/a
Other / unallocated overhead	(3,884)	(4,137)	(4,650)	253	766	n/a	n/a
Income before income taxes	$ 1,205	$ 2,826	$ 2,847	$ (1,621)	$ (1,642)	-57%	-58%

Statistical Information

	Three Months Ended			Amount Change From		Percent Change From
	3/31/2003	12/31/2002	3/31/2002	12/31/2002	3/31/2002	12/31/2002	3/31/2002
Total Operating Revenues	$ 40,931	$ 43,532	$ 45,403	$ (2,601)	$ (4,472)	-6%	-10%
Net Operating Interest	2,578	2,688	2,600	(110)	(22)	-4%	-1%
Non-Interest Expenses (1)	38,725	40,928	41,876	(2,203)	(3,151)	-5%	-8%
Adjusted EBITDA (2)	4,784	5,292	6,127	(508)	(1,343)	-10%	-22%

Amortization and Depreciation	2,803	1,690	3,080	1,113	(277)	66%	-9%
Interest on Long-Term Debt (3)	776	776	200	0	576	0%	288%
Income before income taxes	1,205	2,826	2,847	(1,621)	(1,642)	-57%	-58%
Provision for income taxes	483	1,168	1,146	(685)	(663)	-59%	-58%
Net income	$ 722	$ 1,658	$ 1,701	$ (936)	$ (979)	-56%	-58%

Net Earnings Per Share:
Diluted	$ 0.09	$ 0.21	$ 0.21	$ (0.12)	$ (0.12)	-57%	-57%

Stockholders' Equity	$ 83,115	$ 79,990	$ 81,100	$ 3,125	$ 2,015	4%	2%
Book Value Per Share	$ 11.99	$ 11.81	$ 11.30	$ 0.18	$ 0.69	2%	6%
Total Assets	$ 425,263	$ 422,976	$ 460,695	$ 2,287	$ (35,432)	1%	-8%
Investment Executives	420	412	427	8	(7)	2%	-2%
Full-Time Employees	1,136	1,123	1,103	13	33	1%	3%
Locations	82	80	77	2	5	3%	6%
Total Client Assets	$ 16,154,000	$ 16,174,000	$ 17,625,000	$ (20,000)	$ (1,471,000)	0%	-8%

(1) Non-interest expenses exclude depreciation and amortization of intangibles and employment incentives. Employment incentives include up-front loans and restricted stock units.

(2) Adjusted EBITDA, which is defined as net income before income taxes, depreciation, amortization of intangibles and employment incentives and interest on long-term debt, represents a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is included in the table above. The Company believes that adjusted EBITDA is a useful measure of financial performance because of its focus on the Company's results from operations before income taxes, depreciation, amortization, and interest. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(3) Long-term debt composed of: 9% $34.5 million Trust Preferred at 3/31/03 and 12/31/02 and 8% $10 million note to Western & Southern Life Insurance Company at 3/31/02.

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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